Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of America First Multifamily Investors, L.P. of our report dated February 25, 2021 relating to the financial statements, which appears in America First Multifamily Investors, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 17, 2021